Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1, as amended, of our report dated March 29, 2023 relating to the financial statements of Galmed Pharmaceuticals Ltd (“the Company”) appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.,

Certified Public Accountants

A firm in the Deloitte Global Network

Tel Aviv, Israel

July 13, 2023